Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:

Bob Okunski

408-240-5447

Bob.Okunski@sunpowercorp.com

Media Contact:

Timothy Douglas

Timothy.Douglas@ogilvypr.com

916-231-7725

SunPower Internal Review Identifies Unsubstantiated Accounting Entries

SAN JOSE, Calif., November 16, 2009 — SunPower Corp. (Nasdaq: SPWRA, SPWRB) today announced that based upon an internal review of its Philippine manufacturing operations, the company believes there may have been unsubstantiated accounting entries made in the first three quarters of 2009, some of which relate to the company’s fiscal year ended December 28, 2008. Management informed the Audit Committee of the Board of Directors of these entries and the Audit Committee immediately commenced an investigation of the matter, which is ongoing. The company’s Audit Committee and management have discussed these issues with the company’s independent auditors.

Based upon the preliminary findings of the ongoing investigation, the Audit Committee to date has identified accounting entries in the Philippines that may have overstated expenses in its cost of goods sold of approximately $1 million in the first quarter ending March 29, 2009, and understated expenses in its cost of goods sold of approximately $14 million in the second quarter ending June 28, 2009 and approximately $2 million in the third quarter ending September 27, 2009. The company previously reported 2009 quarterly revenues and operating income under Generally Accepted Accounting Principles (GAAP) of $213.8 million and a loss of $2.5 million, respectively, in the first quarter, $297.6 million and $9.9 million, respectively, in the second quarter and $466.3 million and $34.6 million, respectively, in the third quarter. Full-year 2008 revenues were reported of $1,434.9 million and GAAP operating income of $167.5 million.

If the preliminary investigation findings prove to be final, they could impact the company’s previously reported interim 2009 financial results. The company is also in the process of evaluating the financial impact of these adjustments on its previously reported results for the fiscal year and interim periods ended December 28, 2008. The company currently estimates that approximately $9 million of the identified accounting entries should have been recorded in 2008.

The company is working with the Audit Committee, the Committee’s outside experts, and with the company’s independent auditors to determine if any restatements of the 2009 interim financial reports and the 2008 annual report will be necessary. Until the investigation is complete and such a determination is made, there can be no assurance that broader issues do not exist. Therefore, the company’s previously issued interim financial statements for each of the 2009 quarterly periods, the previously reported financial results for the fiscal year ending December 28, 2008, the financial information in its quarterly reports on Form 10-Q for the 2009 quarters, the financial information in the 2008 annual report on Form 10-K, and the guidance provided by the company for the 2009 fiscal year, should no longer be relied upon. The company anticipates providing an update on the investigation within the next 30 days.

Operationally, the company’s outlook for the fourth quarter of 2009 remains consistent with its previous expectations for sales and operating income, subject to any costs, charges, and tax-related impacts relating to the ongoing investigation.

About SunPower

Founded in 1985, SunPower Corp. (Nasdaq: SPWRA, SPWRB) designs, manufactures and delivers the planet’s most powerful solar technology broadly available today. Residential, business, government and utility customers rely on the company’s experience and proven results to maximize return on investment. With headquarters in San Jose, Calif., SunPower has offices in North America, Europe, Australia and Asia. For more information, visit www.sunpowercorp.com.

Forward-Looking Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are statements that do not represent historical facts and may be based on underlying assumptions. The company uses words such as “will,” “could,” “until,” “estimates,” and “continuing” and similar expressions to identify forward-looking statements, including forward-looking statements regarding: (a) the company’s financial statements; (b) adjustments to the company’s periodic reports and (c) results of the Audit Committee’s investigation. Such forward-looking statements are based on information available to the company as of the date of this release and involve a number of risks and uncertainties, some beyond the company’s control, that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks include the uncertainty surrounding the timing and results of the Audit Committee investigation, the potential need for restatement of the company’s prior period financial statements, potential legal or regulatory action related to the matters under investigation, and the potential impact on the company’s business and stock price of any announcements regarding any of the foregoing. These forward-looking statements should not be relied upon as representing the company’s views as of any subsequent date, and the company is under no obligation to, and expressly disclaims any responsibility to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Fiscal Periods

The Company reports on a fiscal-year basis and ends its quarters on the Sunday closest to the end of the applicable calendar quarter, except in a 53-week fiscal year, in which case the additional week falls into the fourth quarter of that fiscal year. Fiscal year 2009 consists of 53 weeks while fiscal year 2008 consists of 52 weeks.

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SunPower is a registered trademark of SunPower Corp. All other trademarks are the property of their respective owners.

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